Filed pursuant to Rule 424(b)(5)

Registration File No. 333-284670

PROSPECTUS SUPPLEMENT

(to Prospectus dated February 12, 2025)

Longevity Health Holdings, Inc.

$2,000,000

Common Stock

Longevity Health Holdings, Inc. (the “Company”) has entered into a Sales Agreement (the “Sales Agreement”) with Brookline Capital Markets, a division of Arcadia Securities, LLC (the “Sales Agent”), relating to the offer and sale of our common stock, par value $0.0001 per share (the “common stock”), having an aggregate offering price of up to $2,000,000 from time to time through the Sales Agent, offered by this prospectus supplement and the accompanying prospectus.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), the trading market for our common stock, or any other trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange, directly to the Sales Agent as principal for its own account in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, in privately negotiated transactions, in block trades, or through a combination of any such methods of sale. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a commission equal to 3.0% of the gross sales price per share of common stock issued by us and sold through the Sales Agent. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to the Sales Agent.

Our common stock trades on the Nasdaq Capital Market under the symbol “XAGE.” On April 11, 2025, the last reported sale price for our common stock was $0.1246 per share.

The aggregate market value of our outstanding shares of common stock held by non-affiliates as of the date of this prospectus supplement was $8,114,615, which was calculated based on 25,358,173 shares of outstanding common stock held by non-affiliates as of such date, and the last reported sale price for our common stock of $0.32 on March 10, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long our public float remains below $75 million. During the 12 calendar months prior to and including the date hereof, we have not sold securities pursuant to General Instruction I.B.6 of Form S-3.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE S-6 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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Brookline Capital Markets, a division of Arcadia Securities, LLC

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The date of this prospectus supplement is April 14, 2025.

Table of Contents

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings.

This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You may rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the Sales Agent has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates, regardless of time of delivery. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and the information incorporated by reference herein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

Unless the context indicates otherwise, in this prospectus, the terms “Longevity Health,” the “Company,” “our company,” “we,” “us,” or “our,” prior to the closing of the Business Combination (as defined below), are intended to refer to Carmell Therapeutics Corporation, a Delaware corporation, and after the closing of the Business Combination, are intended to refer to Longevity Health Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are intended to be covered by the “safe harbor” created by those sections. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, the launch and commercialization of our products, the impact of this offering on the outstanding shares of our common stock and the execution of our business strategy, as well as all other statements other than statements of historical fact included in this prospectus supplement.

We cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, those described under the caption “Risk Factors” in this prospectus supplement, and in our reports filed with the SEC. Most of these factors are outside of the Company’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Any forward-looking statement made by us in this prospectus supplement is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

PROSPECTUS SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and any documents incorporated herein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement.

Overview

Longevity Health Holdings, Inc. is a bio-aesthetics company that develops, manufactures, and markets cosmetic skincare and haircare products. We are focused on longevity and healthy aging, encompassing the latest scientific advances in regenerative bio-aesthetics. Our products are aimed at helping people look and feel their best at any age. We currently have two cosmetic product lines, Carmell SecretomeTM and Elevai ExosomesTM, that support skin and hair health. All of our cosmetic skincare and haircare products are tailored to meet the demanding technical requirements of professional care providers and discerning retail consumers. Our product pipeline also includes innovative regenerative bone and tissue healing products on which we have paused further research and development.

Business Combination

On July 14, 2023 (the “Closing Date”), we consummated a business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, date as of January 4, 2023 (the “Business Combination Agreement”), by and among Alpha Healthcare Acquisition Corp. III, a Delaware corporation and the predecessor to Carmell (“Alpha”), Carmell Therapeutics Corporation, a Delaware corporation (“Legacy Carmell”), and Candy Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into Legacy Carmell, with Legacy Carmell as the surviving company of the Business Combination. Pursuant to the Business Combination Agreement, on the Closing Date, Alpha changed its name to “Carmell Therapeutics Corporation” and Legacy Carmell changed its name to “Carmell Regen Med Corporation.” On August 1, 2023, Carmell filed an amendment to its Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State to change its name to “Carmell Corporation.” On March 5, 2025, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation to change its corporate name to “Longevity Health Holdings, Inc.”

Corporate Information

Legacy Carmell was incorporated under the laws of the State of Delaware on November 5, 2008. Alpha was incorporated under the laws of the State of Delaware on January 21, 2021 in order to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Our principal corporate office is located at 2403 Sidney Street, Suite 300, Pittsburgh, PA 15203, and our telephone number is (412) 894-8248. Our website is www.carmellcosmetics.com. The information contained in or accessible from our website is not incorporated by reference in this prospectus or in any filings we make with the SEC. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging Growth Company

The Jumpstart Our Business Startups Act (the “JOBS Act”) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including not being required to have our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain reduced disclosure requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements and exemptions from the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. Accordingly, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the initial public offering of Alpha).

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $2,000,000.
Common stock to be outstanding after the offering

Up to 46,171,207 shares, after giving effect to the sale of $2,000,000 of shares of our common stock at an assumed price of $0.1246 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 11, 2025. The maximum number of shares that may be issued will vary depending on the price at which shares may be sold from time to time during this offering.(1)

Manner of offering

“At the market offering,” as defined in Rule 415(a)(4) of the Securities Act, that may be made from time to time by the Sales Agent. We may also sell the shares of our common stock to the Sales Agent as principal for its own accounts, at a price per share agreed upon at the time of sale. If we sell shares to the Sales Agent as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a pricing supplement. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of proceeds	We currently intend to use the estimated net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” for additional information.
Risk factors

Investing in our common stock involves significant risks. See the section entitled “Risk Factors” beginning on page S-6 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

The Nasdaq Capital Market symbol	“XAGE”

(1)
The number of shares of our common stock to be outstanding after this offering is based on 30,119,843 shares of common stock outstanding as of April 11, 2025 and excludes the following:
•
12,951,510 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $3.77 per share;
•
3,126,483 shares of common stock issuable upon the exercise of outstanding stock options issued pursuant to our 2023 Long-Term Incentive Plan (the “2023 Plan”) and our Amended and Restated 2009 Stock Incentive Plan of Legacy Carmell (the “2009 Plan”) at a weighted average exercise price of $1.33 per share; and
•
2,731,132 shares of common stock reserved for future issuance under the 2023 Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described below, in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Risks Related to this Offering of Our Common Stock

We expect the price of our common stock may be volatile and may fluctuate substantially.

The stock market in general and the market for cosmetics companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may be influenced by many factors, including:

•
commercialization and sales of our products;

•
the results of our efforts to discover, develop, acquire or in-license products or product candidates, if any;

•
failure or discontinuation of any of our research programs;

•
actual or anticipated results from, and any delays in, any future clinical validation, testing or clinical trials, as well as results of regulatory reviews relating to the approval of any product candidates we may choose to develop;

•
the level of expenses related to any products or product candidates that we may choose to develop or clinical development programs we may choose to pursue;

•
disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•
announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures and capital commitments;

•
our ability to realize the expected value and benefits of our recent business and asset acquisitions;

•
additions or departures of key scientific or management personnel;

•
variations in our financial results or those of companies that are perceived to be similar to us;

•
new products, product candidates or new uses for existing products introduced or announced by our competitors, and the timing of these introductions or announcements;

•
results of clinical validation, testing or clinical trials of products or product candidates of our competitors;

•
general economic and market conditions and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•
regulatory or legal developments in the United States and other countries;

•
changes in the structure of healthcare payment systems;

•
conditions or trends in the cosmetics industries;

•
actual or anticipated changes in earnings estimates, development timelines or recommendations by securities analysts;

•
announcement or expectation of additional financing efforts;

•
sales of common stock by us or our stockholders in the future, as well as the overall trading volume of our common stock; and

•
the other factors described in this “Risk Factors” section and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequently filed quarterly reports on Form 10-Q.

In the past, following periods of volatility in companies’ stock prices, securities class-action litigation has often been instituted against such companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business and financial condition.

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $2,000,000 from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price of our common stock.

You will suffer immediate and substantial dilution in the net tangible book value per share of the common stock that you purchase in this offering.

The shares sold in this offering, if any, will be sold from time to time at various prices; however, the assumed public offering price of our common stock is substantially higher than the as-adjusted net tangible book value per share of our common stock. Therefore, investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the as-adjusted net tangible book value per share after this offering. Assuming that an aggregate of 16,051,364 shares of our common stock are sold at a public offering price of $0.1246 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on April 11, 2025, for aggregate gross proceeds of $2,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will experience immediate dilution of $0.20 per share, representing the difference between the assumed public offering price and our as adjusted net tangible book value per share after giving effect to this offering. See “Dilution” for a more detailed discussion of the dilution you would incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share paid by investors in this offering.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and our stockholders will not have the opportunity as part of their investment decisions to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, in our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after we deliver a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares, if any, that will ultimately be issued.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross proceeds of up to $2,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions paid to the Sales Agent and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the shares of common stock that we are offering may be up to approximately $1,790,000, after deducting commissions payable to the Sales Agent and estimated offering expenses payable by us.

We currently intend to use the estimated net proceeds from this offering for working capital and general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any particular purposes or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DILUTION

If you purchase shares of common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share in this offering and our as adjusted net tangible book value per share after this offering.

Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Our historical net tangible book value as of December 31, 2024 was approximately $(4.7) million, or $(0.23) per share of common stock. After giving effect to the sale of our common stock in the aggregate amount of $2,000,000 at an assumed public offering price of $0.1246 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on April 11, 2025, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $(2.9) million, or approximately $(0.08) per share. This represents an immediate increase in net tangible book value of approximately $0.15 per share to existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $0.20 per share to new investors in this offering.

The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual public offering price, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $2,000,000 is sold at the assumed public offering price of $0.1246 per share. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$0.12
Net tangible book value per share as of December 31, 2024	$(0.23)
Increase in net tangible book value per share attributable to this offering	$0.15
As adjusted net tangible book value per share, after giving effect to this offering		$(0.08)
Dilution per share to new investors in this offering		$0.20

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.1246 per share shown in the table above, would increase our adjusted net tangible book value per share after the offering to $(0.04) per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.26 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.1246 per share shown in the table above, would decrease our adjusted net tangible book value per share after the offering to $(0.12) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.15 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only, and will adjust based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering.

The number of shares of our common stock to be outstanding after this offering is based on 20,905,407 shares of common stock outstanding as of December 31, 2024 and excludes the following:

•
4,640,929 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $10.11 per share;

•
4,414,081 shares of common stock issuable upon the exercise of outstanding stock options issued pursuant to our 2023 Long-Term Incentive Plan (the “2023 Plan”) and our Amended and Restated 2009 Stock Incentive Plan of Legacy Carmell (the “2009 Plan”) at a weighted average exercise price of $1.20 per share; and

•
257,550 shares of common stock reserved for future issuance under the 2023 Plan.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agent. Pursuant to this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $2,000,000 from time to time through the Sales Agent.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price or in excess of a specified number of shares designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions set forth in the Sales Agreement. We and the Sales Agent may also agree to sell shares to the Sales Agent as principal at a price agreed upon by the parties at each relevant time shares are sold pursuant to the Sales Agreement.

We will pay the Sales Agent commissions, in cash, for its service in acting as agent in the sale of our common stock. The Sales Agent will be entitled to compensation at a commission rate of up to 3.0% of the sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of its legal counsel, (i) in an amount not to exceed $50,000 in connection with the execution of the Sales Agreement and (ii) in an amount not to exceed $7,500 per calendar quarter thereafter. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $150,000.

Settlement for sales of shares of our common stock will occur on the trading day following the date on which any sales are made, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to solicit offers to purchase the common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

The offering of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the termination of the Sales Agreement as permitted therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The Sales Agent and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received, or may in the future receive, customary fees. In addition, Patrick Sturgeon, a Managing Partner of the Sales Agent, serves as Vice Chairman of the Company. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by K&L Gates LLP, Irvine, California. Additional legal matters may be passed upon for the Agent by McGuireWoods LLP, New York, New York.

EXPERTS

The consolidated financial statements of Longevity Health Holdings, Inc. as of December 31, 2024 and December 31, 2023, and for the years then ended, incorporated by reference in this prospectus supplement have been audited by Adeptus Partners, LLC, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company.

Our website address is www.carmellcostmetics.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC:

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Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

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Our Current Reports on Form 8-K filed with the SEC on January 3, 2025, January 16, 2025 (as amended by the Current Report on Form 8-K/A filed with the SEC on March 31, 2025, January 24, 2025, March 5, 2025, March 10, 2025, March 26, 2025, April 3, 2025; and April 14, 2025; and

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The description of our shares of common stock contained in our registration statement on Form 8-A12B filed with the SEC on March 16, 2021, and any amendments or reports filed updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus supplement, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to Longevity Health Holdings, Inc., 2403 Sidney Street, Suite 300, Pittsburgh, Pennsylvania 15203 or telephoning us at (412) 894-8248. You may also access the documents incorporated by reference in this prospectus supplement through our website at www.carmellcosmetics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Carmell Corporation

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants and units that Carmell Corporation, a Delaware corporation (the “Company,” “we,” “us,” or “our”), may sell from time to time in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock trades on the Nasdaq Capital Market under the symbol “CTCX.” On January 31, 2025, the last reported sale price for our common stock was $0.434 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2025.

Table of Contents

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special consideration that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

Unless the context indicates otherwise, in this prospectus, the terms “Carmell,” the “Company,” “our company,” “we,” “us,” or “our,” prior to the closing of the Business Combination (as defined below), are intended to refer to Carmell Therapeutics Corporation, a Delaware corporation, and after the closing of the Business Combination, are intended to refer to Carmell Corporation, a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, the launch and commercialization of our products and the execution of our business strategy, as well as all other statements other than statements of historical fact included in this prospectus.

We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, those described under the caption “Risk Factors” in this prospectus, and in our reports filed with the SEC. Most of these factors are outside of Carmell’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Any forward- looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

PROSPECTUS SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus, any applicable prospectus supplement, and any documents incorporated herein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus.

Overview

Carmell is a bio-aesthetics company that utilizes the Carmell SecretomeTM to support skin and hair health. The Carmell SecretomeTM consists of a potent cocktail of growth factors and proteins extracted from allogeneic human platelets sourced from U.S. Food and Drug Administration-approved tissue banks. Over the past seven years, Carmell has extensively tested the technology underpinning the Carmell SecretomeTM. In addition, we have developed a novel microemulsion formulation that enables delivery of lipophilic and hydrophilic ingredients without relying on the Foul FourteenTM, which are 14 potentially harmful excipients that are commonly used by other companies to impart texture, stability, and other desirable physicochemical attributes to cosmetic products. Additionally, Carmell’s microemulsion formulations do not utilize mineral or vegetable oils across its entire product line and are designed to be non-comedogenic. We are also developing a line of men’s products and a line of topical haircare products. All of our cosmetic skincare and haircare products are tailored to meet the demanding technical requirements of professional care providers and discerning retail consumers. Our product pipeline also includes innovative regenerative bone and tissue healing products that are under development.

Business Combination

On July 14, 2023 (the “Closing Date”), we consummated a business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, date as of January 4, 2023 (the “Business Combination Agreement”), by and among Alpha Healthcare Acquisition Corp. III, a Delaware corporation and the predecessor to Carmell (“Alpha”), Carmell Therapeutics Corporation, a Delaware corporation (“Legacy Carmell”), and Candy Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into Legacy Carmell, with Legacy Carmell as the surviving company of the Business Combination. Pursuant to the Business Combination Agreement, on the Closing Date, Alpha changed its name to “Carmell Therapeutics Corporation” and Legacy Carmell changed its name to “Carmell Regen Med Corporation.” On August 1, 2023, Carmell filed an amendment to its Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State to change its name to “Carmell Corporation.”

Corporate Information

Legacy Carmell was incorporated under the laws of the State of Delaware on November 5, 2008. Alpha was incorporated under the laws of the State of Delaware on January 21, 2021 in order to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Our principal corporate office is located at 2403 Sidney Street, Suite 300, Pittsburgh, PA 15203, and our telephone number is (412) 894-8248. Our website is www.carmellcorp.com. The information contained in or accessible from our website is not incorporated by reference in this prospectus or in any filings we make with the SEC. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging Growth Company

The Jumpstart Our Business Startups Act (the “JOBS Act”) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including not being required to have our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain reduced disclosure requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements and exemptions from the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. Accordingly, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the initial public offering of Alpha (the “IPO”)).

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement. Pending these uses, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

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shares of common stock;
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shares of preferred stock;
•
debt securities, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities;
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warrants for the purchase of debt securities, preferred stock or common stock; and
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units consisting of two or more of the foregoing.

Set forth below is a description of the common stock and preferred stock that may be offered under this prospectus. We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the debt securities and warrants that may be offered under this prospectus. The terms of the offering of our common stock, preferred stock or any such other securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of any such underwriters, dealers or agents, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

DESCRIPTION OF COMMON STOCK

The following description is a summary of some of the terms of our common stock. The descriptions in this prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus form a part, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). For information on how to obtain copies of our Certificate of Incorporation and our bylaws (the “Bylaws”), see “Where You Can Find More Information.”

Authorized Capital

Under the Certificate of Incorporation, the Company is authorized to issue up to 270,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, par value $0.0001 per share (“common stock”) and 20,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Voting Rights

Except as otherwise provided in the Certificate of Incorporation or Bylaws, each stockholder is entitled to one vote for each share of common stock registered in the name of such stockholder upon the books of the Company. Except as otherwise required by law or the Certificate of Incorporation, at any annual or special meeting of the stockholders of the Company, holders of common stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law or the Certificate of Incorporation, holders of shares of common stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Designation or the DGCL.

Dividend Rights

Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, the holders of shares of common stock are entitled to receive, equally on a per share basis, such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Company legally available therefor. The Company has not historically paid any cash dividends on the common stock to date, and it does not intend to pay cash dividends in the foreseeable future. Any future determination related to the Company’s dividend policy will be made at the discretion of the Board and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospectus, contractual restrictions and covenants and other factors that the Board may deem relevant.

Liquidation Rights

Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of common stock are entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares held by them.

Preemptive or Other Rights

No holder of shares of common stock are entitled to preemptive or subscription rights contained in the Certificate of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of the preferred stock that the Company may issue in the future.

Stock Exchange Listing

The common stock is listed on the Nasdaq Capital Market under the symbol “CTCX”.

Transfer Agent and Registrar

The transfer agent for the common stock is Continental Stock Transfer & Trust Company at 1 State St., 30th Floor, New York, NY 10004.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our Certificate of Incorporation with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our Certificate of Incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to the Registration Statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock

Our Certificate of Incorporation authorizes us to issue 20,000,000 shares of preferred stock, of which 4,243 shares were designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”). The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof. The issuance of preferred stock could have the effect of decreasing the trading price of the Common Stock, restricting dividends on the Company’s capital stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Company’s capital stock or delaying or preventing a change in control of the Company.

Series A Preferred Stock

The following summarizes the rights of holders of the Series A Preferred Stock:

Voting Rights

Except as provided in the Certificate of Incorporation, holders of the Series A Preferred Stock are entitled to vote together with the common stock on an as-converted basis, with each holder of Series A Preferred Stock being entitled to one vote for each whole share of common stock into which their Series A Preferred Stock is then-convertible on all matters submitted to a vote of the Company’s stockholders; provided that the number of shares that shall be deemed issued upon conversion of the Series A Preferred Stock (for purposes of calculating the number of aggregate votes the holders of Series A Preferred Stock are entitled to on an as-converted basis) will be equal to 19.9% of the Company’s outstanding shares of common stock as of the date of issuance of the Series A Preferred Stock (the “Cap”) with each holder being able to vote the number of shares of Series A Preferred Stock held by it relative to the total number of shares of Series A Preferred Stock then outstanding multiplied by the Cap.

Dividend Rights

While shares of Series A Preferred Stock are issued and outstanding, holders of shares of Series A Preferred Stock are entitled to receive dividends equal (on an as-converted basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid.

Liquidation Rights

Prior to the approval by the Company’s stockholders (excluding any holders of Series A Preferred Stock) of the issuance of all common stock upon conversion of the Series A Preferred Stock (the “Requisite Approval”), in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, the amount per share if such holders converted all of the Series A Preferred Stock into common stock.

Conversion

Prior to the receipt of the Requisite Approval, the Series A Preferred Stock is not convertible. On the tenth trading day following announcement of the Requisite Approval, each share of Series A Preferred Stock will automatically convert into one thousand (1,000) shares of common stock.

Preemptive Rights or Other Rights.

No holder of shares of Series A Preferred Stock is entitled to preemptive or subscription rights contained in the Certificate of Incorporation or the Bylaws. There are no redemption or sinking fund provisions applicable to the Series A Preferred Stock.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer under this prospectus will be issued in one or more series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

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the designations and stated value per share;
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the number of shares offered;
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the amount of liquidation preference per share;
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the public offering price at which the preferred stock will be issued;
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the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;
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any redemption or sinking fund provisions;
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any conversion or exchange rights; and
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any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement or free writing prospectus. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplement.

Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

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the title of the series of debt securities and the ranking;
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the aggregate principal amount and any limit on that amount;
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the price at which the debt securities will be issued;
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the date on which the debt securities mature;
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the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;
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the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;
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the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;
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any redemption or early repayment provisions;

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any sinking fund or similar provisions;
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the authorized denominations;
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any applicable subordination provisions;
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any guarantees of the securities by our subsidiaries or others;
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the currency in which we will pay the principal, interest and any premium payments on the debt securities;
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whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;
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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
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the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;
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the provisions, if any, granting special rights to the holders of debt securities upon certain events;
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any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;
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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
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whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;
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the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;
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the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;
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the person to whom and manner in which any interest shall be payable;
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whether the securities will be issued in whole or in part in the form of one or more global securities;
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the identity of the depositary for global securities;
•
whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;
•
the securities exchange(s), if any, on which the securities will be listed;
•
whether any underwriter(s) will act as market maker(s) for the securities;
•
the form (certificated or book-entry);
•
the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and
•
additional terms not inconsistent with the provisions of the indenture.

Conversion or Exchange Rights

We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Except as set forth in any applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets to, or merge into, another business entity, unless:

•
we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is organized under the laws of any state of the United States or the District of Columbia and that the entity assumes all of our obligations under the debt securities and the indenture; and
•
immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

Notwithstanding the foregoing, we may merge with another business entity or acquire by purchase or otherwise all or any part of the property or assets of any other company in a transaction in which we are the surviving entity.

Events of Default

Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•
failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;
•
failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;
•
failure to make sinking fund payments when due;
•
failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;
•
certain events of bankruptcy, insolvency or reorganization; and
•
any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:

•
if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and
•
the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.

Modification of Indenture; Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•
cure any ambiguity, defect or inconsistency;
•
provide for the assumption of our obligations to holders of the debt securities by a successor corporation;
•
provide for uncertificated debt securities in addition to certificated debt securities;
•
make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;
•
add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;
•
establish any additional series of debt securities; or
•
comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

However, holders of each series of debt securities affected by a modification must consent to modifications that:

•
reduce the principal amount of the debt securities;
•
reduce the rate or change the time for payment of interest;
•
change the fixed maturity date;
•
change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;
•
make any debt security payable in currency other than that stated in the debt security;
•
waive any existing default or event of default and the resulting consequences;
•
modify the right of any holder to receive payment of principal or interest on any debt security;
•
impair the right of any holder to institute suit for the enforcement of any payment due; or
•
make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Covenants

Except as permitted in certain circumstances as discussed under “Consolidation, Merger or Sale,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.

Reference is made to the indenture and any applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Discharge

Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•
we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;
•
all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation;
•
all outstanding debt securities of any series have become due and payable; or
•
we have paid all other sums payable under the indenture.

In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:

•
we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;
•
the deposit will not result in a breach of, or constitute a default under, the indenture;
•
no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•
we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; or
•
certain other conditions are met.

We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in an applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:

•
we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;
•
the deposit will not result in a breach of, or constitute a default under, the indenture;
•
no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•
we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•
certain other conditions are met.

Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•
rights of registration of transfer and exchange of debt securities of the series;
•
rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;
•
rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;
•
rights, obligations, duties and immunities of the trustee;

•
rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and
•
our obligations to maintain an office or agency in respect of the debt securities of the series.

Form, Exchange and Transfer

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.

A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.

We will name in any applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.

Information Concerning the Trustee

We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity satisfactory to it.

Global Debt Securities

Unless we indicate otherwise in any applicable prospectus supplement, the following provisions will apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in any applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless any applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

•
the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;
•
we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or
•
other circumstances, if any, as may be described in any applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in any applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

Payment and Paying Agents

Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in any applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•
the title of such warrants;
•
the aggregate number of such warrants;
•
the price or prices at which such warrants will be issued;
•
the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
•
the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•
the price at which the securities purchasable upon exercise of such warrants may be purchased;
•
the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•
if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•
information with respect to book-entry procedures, if any; and
•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations. Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.

As of January 31, 2025, warrants to purchase a total of 12,951,510 shares of common stock at a weighted average exercise price of $3.77 per share were outstanding and had a weighted average remaining contractual life of 4.5 years. Warrants to purchase a total of 24,559 shares of common stock expire in 2026 and have an exercise price of $3.58 per share. Warrants to purchase a total of 25,974 shares of common stock expire in 2027 and have an exercise price of $3.58 per share. Warrants to purchase a total of 3,977,585 shares of common stock expire in 2028 and have an exercise price of $11.50 per share. Warrants to purchase a total of 15,889 shares of common stock expire in 2028 and have an exercise price of $14.30 per share. Warrants to purchase a total of 89,787 shares of common stock expire in 2029 and have an exercise price of $2.81 per share. Warrants to purchase a total of 8,621,405 shares of common stock expire in 2030 and have an exercise price of $0.23 per share. Warrants to purchase a total of 196,311 shares of common stock expire in 2032 and have an exercise price of $2.39 per share.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•
the title of the series of units;
•
identification and description of the separate constituent securities comprising the units;
•
the price or prices at which the units will be issued;
•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•
a discussion of certain United States federal income tax considerations applicable to the units; and
•
any other terms of the units and their constituent securities.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

The following paragraphs regarding certain provisions of the DGCL, the Certificate of Incorporation, and the Bylaws are summaries of the material terms thereof and do not purport to be complete. You are urged to read the applicable provisions of the DGCL, the Certificate of Incorporation and the Bylaws.

Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•
prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include:

•
any merger or consolidation involving the corporation and the interested stockholder;
•
any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, associated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaw Provisions

The following provisions of the Certificate of Incorporation and Bylaws may make a change in control of the Company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of the Company’s management by making it more difficult for a person to remove or change the incumbent members of the Board. The Certificate of Incorporation and Bylaws:

•
permit the Board to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as the Board may designate, including the right to approve an acquisition or other change of control;
•
provide that the number of directors of the Company may be changed only by resolution of the Board;
•
provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•
provide that special meetings of the Company’s stockholders may be called only by the Chairman of the Board, the President of the Company, the Board or the holders of not less than 50% of the outstanding stock entitled to vote at such meeting;
•
provide that the Board will be divided into three classes of directors, with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of the Board; and
•
do not provide for cumulative voting rights, therefore allowing directors to be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s common stock.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by K&L Gates LLP, Irvine, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Carmell Corporation as of December 31, 2023 and December 31, 2022, and for the years then ended, incorporated by reference in this prospectus have been audited by Adeptus Partners, LLC, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company.

Our website address is www.carmellcostmetics.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

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Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, as amended by our Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April 29, 2024.

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024 filed with the SEC on May 15, 2024, August 14, 2024 and November 14, 2024, respectively;

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Our Current Reports on Form 8-K filed with the SEC on January 5, 2024, January 17, 2024 (as amended by our Current Report on Form 8-K/A filed with the SEC on January 17, 2024), January 17, 2024 (as amended by our Current Report on Form 8-K/A filed with the SEC on January 17, 2024), January 17, 2024, January 17, 2024, January 17, 2024, March 26, 2024, April 1, 2024, April 4, 2024, July 17, 2024, July 29, 2024, August 30, 2024, October 3, 2024, December 31, 2024, January 3, 2025, January 16, 2025, and January 24, 2025;

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Our definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of the Stockholders filed with the SEC on June 14, 2024; and

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The description of our shares of common stock contained in our registration statement on Form 8-A12B filed with the SEC on March 16, 2021, and any amendments or reports filed updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Carmell Corporation, 2403 Sidney Street, Suite 300, Pittsburgh, Pennsylvania 15203 or telephoning us at (412) 894-8248. You may also access the documents incorporated by reference in this prospectus through our website at www.carmellcosmetics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PROSPECTUS

Carmell Corporation

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

February 12, 2025

Longevity Health Holdings, Inc.

$2,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Brookline Capital Markets, a division of Arcadia Securities, LLC

April 14, 2025